UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): October 30, 2023

EVERTEC, Inc.
(Name of Registrant as Specified In Its Charter)

Puerto Rico	66-0783622
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

Cupey Center Building, Road 176, Kilometer 1.3,
SAN JUAN, Puerto Rico	00926
(Address of principal executive offices)	(Zip Code)
(787) 759-9999
(Registrant’s telephone number, including area code)

Not applicable
(Former name, former address and former fiscal year, if changed since last report)

COMMISSION FILE NUMBER 001-35872

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	EVTC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

On November 1, 2023 (the “Closing Date”), EVERTEC, Inc. (“Evertec” or the “Company”) completed the previously disclosed Transaction (as defined below) contemplated by the Merger Agreement and Other Covenants, dated July 20, 2023 (the “Merger Agreement”), by and among Evertec Brasil Informática S.A. (“Evertec BR”), an indirect wholly-owned subsidiary of Evertec, Sinqia S.A., a publicly held company incorporated and existing in accordance with the laws of the Federative Republic of Brazil (“Sinqia”), and certain other Key Shareholders (as defined therein), as shareholders of Sinqia. As a result of the Transaction, Sinqia became an indirect, wholly-owned subsidiary of Evertec.

Item 1.01.	Entry into a Material Definitive Agreement.

Amendment to Credit Agreement

As previously disclosed, Evertec obtained financing commitments for the purpose of financing the Transaction and paying related fees and expenses. In connection with the closing of the Transaction, on October 30, 2023, Evertec, EVERTEC Group, LLC ( “Borrower”), a wholly-owned indirect subsidiary of Evertec, and other Loan Parties (as defined in the Existing Credit Agreement (as defined below)) party thereto, entered into a first amendment (the “Amendment”) to that certain credit agreement, dated as of December 1, 2022 (the “Existing Credit Agreement,” and as amended by the Amendment, the “Amended Credit Agreement”), with a syndicate of lenders and Truist Bank (“Truist”), as administrative agent and collateral agent. Capitalized terms used in this Item 1.01 and not otherwise defined herein shall have the meanings ascribed to such terms in the Amended Credit Agreement.

Under the Amended Credit Agreement, a syndicate of financial institutions and other lenders provided (i) additional term loan A commitments in the amount of $60,000,000.00 (the “Incremental TLA Facility”) and (ii) a new tranche of term loan B commitments in the amount of $600,000,000.00 (the “New TLB Facility,” and together with the Incremental TLA Facility, the “Facilities”). The proceeds from the Facilities will be available to (i) fund the cash portion of the consideration due for the acquisition of Sinqia and its subsidiaries (collectively, the “Acquired Business”), (ii) repay certain existing indebtedness of the Acquired Business, (iii) add cash to the Company’s balance sheet and (iv) pay fees, costs and expenses related to the foregoing transactions.

Pursuant to the Amended Credit Agreement, borrowings under the Facilities bear interest at a rate per annum equal to, at the Company’s option, either (a) an alternate base rate or (b) a rate based on the forward-looking SOFR term rate administered by CME Group Benchmark Administration Limited (or any successor administrator satisfactory to the Administrative Agent) plus, in each case, an applicable margin.  The applicable margin for the New TLB Facility will be 3.50% for SOFR loans and 2.50% for base rate loans. The applicable margin for the Incremental TLA Facility will be the same as set forth in the Existing Credit Agreement for Term A Loans. The Amendment added an additional event of default to the Amended Credit Agreement in the event either (i) the Transaction is not consummated within two Business Days after the closing of the Amendment or (ii) the existing indebtedness of the Acquired Business that is required to be paid off in connection with the Transaction has not been prepaid within five Business Days after the closing of the Amendment (the “Sinqia Acquisition Event of Default”). The obligations of the Borrower under the Amended Credit Agreement may be accelerated or the interest rate be increased upon certain events of default including, without limitation, nonpayment, material misrepresentation, breach of covenants, insolvency, bankruptcy, certain judgments, change of control (as defined in the Amended Credit Agreement) cross-events of default on material indebtedness, and the Sinqia Acquisition Event of Default.

The foregoing description of the Amendment and Amended Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment (including the Amended Credit Agreement, a copy of which is attached thereto as Exhibit A), a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information set forth in the “Explanatory Note” of this Current Report on Form 8-K is incorporated into this Item 1.01 herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

Closing of the Acquisition of Sinqia

As contemplated by the Merger Agreement, on November 1, 2023 a business combination of Evertec BR and Sinqia was carried out through a merger of all shares issued by Sinqia into Evertec BR pursuant to provisions of the Brazilian Corporations Law (the “Merger of Shares”), and as a result of such Merger of Shares, Sinqia became an indirect, wholly-owned subsidiary of Evertec.

At the effective time of the Merger of Shares, each common share of Sinqia, issued and outstanding immediately prior to the Merger of Shares, was exchanged for (a) one class A mandatorily redeemable preferred share issued by Evertec BR (“Evertec BR New Class A Shares”), and (b) one class B mandatorily redeemable preferred share issued by Evertec BR (“Evertec BR New Class B Shares” and, jointly with Evertec BR New Class A Shares, the “Evertec BR New Shares”). Immediately upon implementation of the Merger of Shares, all Evertec BR New Shares delivered to the then shareholders of Sinqia were automatically redeemed and canceled (the “Redemption”, and together with the Merger of Shares, the “Transaction”), and each then shareholder of Sinqia received, for each Evertec BR New Class A Share held, (i) twenty-five Reais and forty-five cents (R$ 25.45) and (ii) Brazilian Depositary Receipts (the “BDRs”) representing 0.014354 underlying share of common stock, par value $0.01 per share, of Evertec (“Evertec Shares”). In connection with the closing of the Transaction and after calculating the shareholder base of Sinqia, on or about October 30, 2023, Evertec net issued 1,164,592 Evertec Shares and deposited such Evertec Shares on behalf of Evertec BR to The Bank of New York Mellon as a custodian for Itaú Unibanco S.A. (“Itaú”), in connection with the issuance of the BDRs and, in exchange thereof, Itau issued 1,164,592 BDRs to Evertec BR (the “Issued BDR Shares”) to be delivered to the then shareholders of Sinqia as a result of the redemption of the Evertec BR New Class B Shares, pursuant to a BDR depositary agreement.

On September 12, 2023, in connection with the closing of the Transaction, Evertec registered a BDR program under No. CVM/SRE/BDR/2023/031 with the Brazilian Securities and Exchange Commission (Comissão de Valores Mobiliários – CVM) in order to have the Issued BDR Shares trading in the B3 S.A. - Brasil, Bolsa, Balcão (“B3”). On November 3, 2023, the BDRs are expected to begin trading on the B3 under the ticker symbol EVTC31. On November 7, 2023, the Issued BDRs will be settled and delivered to the holders of the Evertec BR New Class B Shares in exchange for the Evertec BR New Class B Shares that were delivered to the then shareholders of Sinqia on November 1, 2023, pursuant to the Merger Agreement. On November 10, 2023, Evertec BR will pay in the aggregate approximately $408,881,317 in cash in exchange for the Evertec BR New Class A Shares that were delivered to the then shareholders of Sinqia on November 1, 2023 pursuant to the Merger Agreement.

The foregoing description of the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and are incorporated herein by reference.

The information set forth in the “Explanatory Note” of this Current Report on Form 8-K is incorporated into this Item 2.01 herein by reference.

Item 2.03.	Creation of a Direct Financial obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The BDRs were issued pursuant to an exemption from registration provided by Rule 802 under the Securities Act of 1933, as amended (the “Securities Act”).

Item 7.01	Regulation FD Disclosure.

On November 1, 2023, the Company issued a press release announcing the completion of the Transaction. A copy of that press release is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

Note: The information contained in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses or Funds Acquired.

The financial statements required by this item will be filed by amendment to this Current Report on Form 8-K no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(b)	Pro Forma Financial Information.

The pro forma financial information required by this item will be filed by amendment to this Current Report on Form 8-K no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(d)	Exhibits.

Number	Exhibit
2.1#	Merger Agreement and Other Covenants, dated July 20, 2023 (incorporated by reference to Exhibit 2.1 of EVERTEC, Inc.’s Current Report on Form 8-K filed on July 21, 2023)
10.1#
First Amendment to Credit Agreement, dated as of October 30, 2023, among EVERTEC, Inc., EVERTEC GROUP, LLC, the lenders thereto from time to time, and Truist Bank, as administrative agent and collateral agent

99.1*	Press Release issued by EVERTEC, Inc. dated November 1, 2023
104	Cover Page Interactive Data File (formatted as Inline XBRLA and contained in Exhibit 101)
*	Furnished herewith
#	Certain exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVERTEC, Inc.
(Registrant)

Date: November 1, 2023	By:	/s/ Luis A. Rodríguez
Luis A. Rodríguez
Executive Vice President, Chief Legal and Administrative Officer, and Secretary of the Board of Directors